================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           PARK-OHIO INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           PARK-OHIO INDUSTRIES, INC.

                              23000 EUCLID AVENUE
                               EUCLID, OHIO 44117

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 1997 annual meeting of shareholders of Park-Ohio Industries, Inc., an Ohio corporation (the "Company"), will be held at Euclid High School's Little Theatre, 711 East 222nd Street, Euclid, Ohio, on Thursday, May 22, 1997, at 3:30 P.M., Cleveland Time, for the following purposes:

     1. To elect three directors, the names of whom are set forth in the accompanying proxy statement, to serve for a term expiring at the annual meeting of shareholders in 1999;

     2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1997; and

     3. To act on such other matters as may be properly brought before the annual meeting or any adjournments, postponements or continuations thereof.

     Only shareholders of record at the close of business on April 2, 1997, are entitled to notice of and to vote at the meeting.

     All shareholders are invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, regardless of whether you expect to attend the annual meeting. No postage is required if mailed in the United States. Any shareholder attending the annual meeting may vote in person even if such shareholder has returned a proxy.

                                        By Order of the Board of Directors

                                        RONALD J. COZEAN
                                          Secretary and General Counsel
April 16, 1997

                           PARK-OHIO INDUSTRIES, INC.

                              23000 EUCLID AVENUE
                               EUCLID, OHIO 44117

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the annual meeting of shareholders of the Company to be held at Euclid High School's Little Theatre, 711 East 222nd Street, Euclid, Ohio, on Thursday, May 22, 1997, at 3:30 P.M., Cleveland Time, and any and all adjournments, postponements or continuations thereof. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 17, 1997. A shareholder giving a proxy may revoke it, without affecting any vote previously taken, by a later appointment received by the Company or by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in itself revoke a proxy. Shares represented by properly executed proxies will be voted at the meeting. If a shareholder has specified how the proxy is to be voted with respect to a matter listed on the proxy it will be voted in accordance with such specifications, and if no specification is made the executed proxy will be voted FOR the election of the nominees for directors and FOR the other proposals listed on the proxy; provided, however, that if the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment.

     Under the General Corporation Law of Ohio, cumulative voting means that each shareholder is entitled to a number of votes equal to the number of shares owned by such shareholder multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. Shareholders will have cumulative voting if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of the Company, not less than forty-eight hours before the time fixed for holding the meeting, that the shareholder desires that the voting for election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting. Such announcement may be made by the Chairman or the Secretary of the Company or by or on behalf of the shareholder giving such notice.

     The record date for the determination of shareholders entitled to notice of and to vote at the 1997 Annual Meeting is April 2, 1997. As of March 31, 1997, there were issued and outstanding 10,769,237 shares of Common Stock of the Company. Each share of Common Stock has one vote.

     So far as the Company is aware, no matters other than those described in this proxy statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates thereon in accordance with their best judgment. Abstentions will be counted as present at the meeting for purposes of determining a quorum and will not be counted as voting, except as otherwise required by law and indicated herein.

     The cost of soliciting proxies, including the charges and expenses incurred by persons holding shares in their name as nominee for the forwarding of proxy materials to the beneficial owners of such shares, will be borne by the Company. Proxies may be solicited by officers and employees of the Company, by letter, by telephone or in person. Such individuals will not be additionally compensated but may be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Kissel-Blake Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be $6,000, plus reimbursement of out-of-pocket expenses.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company is presently fixed at seven, divided into two classes: three members and four members, respectively. The directors in each class are elected for two-year terms so that the term of office of one class of directors expires at each annual meeting. The terms of office of Edward F. Crawford, John J. Murray, and James W. Wert will expire on the day of the 1997 annual meeting, upon election of successors.

     The persons named in the accompanying proxy will vote the proxies received by them (unless authority to vote is withheld) for the election of Messrs. Edward F. Crawford, John J. Murray, and James W. Wert to serve as directors for a two-year term and until their successors are elected and qualify. All nominees currently serve as directors of the Company. If any nominee is not available at the time of election, the proxy holders will vote in their discretion for a substitute or for holding a vacancy to be filled by the Board. The Company has no reason to believe any nominee will be unavailable.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect Edward F. Crawford, John J. Murray, and James W. Wert as directors of the Company to serve until the 1999 annual meeting of shareholders.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EDWARD F. CRAWFORD, JOHN J. MURRAY, AND JAMES W. WERT AS DIRECTORS.

     Information is set forth below regarding the nominees for election and the directors who will continue in office after the meeting, including their ages, principal occupations during the past five years and other directorships presently held. Also set forth is the date each was first elected as a director of the Company or a corporation that has been merged into the Company.

                                       NOMINEES FOR ELECTION                                           YEAR
---------------------------------------------------------------------------------------------------   FIRST
                                                        PRINCIPAL OCCUPATION                         ELECTED       TERM
         NAME              AGE                        AND OTHER DIRECTORSHIPS                        DIRECTOR    EXPIRING
----------------------     ---   ------------------------------------------------------------------  --------    --------
Edward F. Crawford*        57    Chairman and Chief Executive Officer of the Company since June 17,    1992        1999
                                 1992; former Director of the Company from 1989 until 1991;
                                 Chairman and Chief Executive Officer, Crawford Group, Inc.
                                 (manufacturing businesses) since 1964
John J. Murray             41    President and Chief Operating Officer of the Company since January    1992        1999
                                 1, 1995; President of KMR Industries, Inc. (business consulting firm) since 1991
James W. Wert*#            50    Retired, Former Senior Executive Vice President and Chief             1992        1999
                                 Investment Officer, KeyCorp (financial services company) from
                                 August, 1995 to July, 1996; Chief Financial Officer, KeyCorp from
                                 1994 to 1995; Vice Chairman and Chief Financial Officer, Society
                                 Corporation (financial services company) from 1990 to 1994

                                  DIRECTORS WHOSE TERMS OF OFFICE
                                  WILL CONTINUE AFTER THE MEETING                                      YEAR
---------------------------------------------------------------------------------------------------   FIRST
                                                        PRINCIPAL OCCUPATION                         ELECTED       TERM
         NAME              AGE                        AND OTHER DIRECTORSHIPS                        DIRECTOR    EXPIRING
----------------------     ---   ------------------------------------------------------------------  --------    --------
Lewis E. Hatch, Jr.+#      70    Retired, Former Chairman and Chief Operating Officer, Rusch           1992        1998
                                 International (international medical device company) from 1986 to
                                 July 1992; Director, Teleflex, Incorporated since 1976
Thomas E. McGinty*+        67    Former Interim Chairman of the Board and Chief Executive Officer      1986        1998
                                 of the Company from November, 1991 to June, 1992; President,
                                 Belvoir Consultants, Inc. (management consultants) since 1983
Lawrence O. Selhorst#      64    Chairman of the Board and Chief Executive Officer of American         1995        1998
                                 Spring Wire Corporation (spring wire manufacturer) since 1968;
                                 former Chairman of the Board of RB&W Corporation from September,
                                 1992 to March, 1995; Director, Lincoln Electric Company
Richard S. Sheetz+         72    Former Chairman of the Board and Chief Executive Officer of the       1964        1998
                                 Company; Director, Cedar Fair Management Co. from 1987 to 1993;
                                 Special General Partner, Cedar Fair, L.P.

---------------

*Member, Executive Committee
+Member, Audit Committee
#Member, Compensation and Stock Option Committee

                         BENEFICIAL OWNERSHIP OF SHARES

     The following table, furnished as of March 31, 1997, sets forth certain information with respect to beneficial ownership by each director, nominee, and named executive officer individually, and by all directors and executive officers as a group, of the Common Stock of the Company. Unless otherwise indicated, the nature of beneficial ownership consists of sole voting and investment power.

                                                                AMOUNT AND          PERCENT
                                                                NATURE OF             OF
                   NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP      CLASS
    -----------------------------------------------------  --------------------     -------
    Ronald J. Cozean.....................................           22,333(1)         *
    Edward F. Crawford...................................        2,904,000(2)         26.5%
    Lewis E. Hatch, Jr...................................           26,060(3)         *
    Thomas E. McGinty....................................          118,000(4)          1.1%
    John J. Murray.......................................          113,184(5)          1.0%
    Lawrence O. Selhorst.................................           37,701(6)         *
    Richard S. Sheetz....................................           81,340(7)         *
    Felix J. Tarorick....................................           80,833(8)         *
    James S. Walker......................................           54,433(9)         *
    James W. Wert........................................           31,000(10)        *
    All Directors and Officers as a group (12 persons)...        3,687,549            32.8%

---------------

  * Less than 1%

 (1) Includes 22,333 shares subject to stock options currently exercisable.

 (2) Includes 9,500 shares owned by Mr. Crawford's wife as to which Mr. Crawford disclaims beneficial ownership, 22,500 shares owned by L'Accent De Provence over which Mr. Crawford shares voting and investment power, 200,000 shares subject to stock options currently exercisable, and 562,500 shares held by The Huntington Trust Company NA as escrow agent for the benefit of Mr. Crawford over which Mr. Crawford has sole voting power.

 (3) Includes 2,165 shares owned by Mr. Hatch's wife as to which Mr. Hatch disclaims beneficial ownership and 6,000 shares subject to stock options currently exercisable.

 (4) Includes 6,000 shares subject to stock options currently exercisable.

 (5) Includes 107,667 shares subject to stock options currently exercisable and 517 shares which would be owned upon the conversion of 7.25% Convertible Subordinated Debentures of the Company.

 (6) Includes 6,000 shares subject to stock options currently exercisable.

 (7) Includes 942 shares owned by a family member as to which Mr. Sheetz disclaims beneficial ownership and 6,000 shares subject to stock options currently exercisable.

 (8) Includes 53,333 shares subject to stock options currently exercisable.

 (9) Includes 53,333 shares subject to stock options currently exercisable.

(10) Includes 6,000 shares subject to stock options currently exercisable.

     The following table, furnished as of the dates stated herein, sets forth certain information concerning each person (or group of affiliated persons) who is known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock.

                                                                  AMOUNT AND NATURE
  TITLE OF                     NAME AND ADDRESS                     OF BENEFICIAL      PERCENT
    CLASS                     OF BENEFICIAL OWNER                     OWNERSHIP        OF CLASS
-------------   -----------------------------------------------   -----------------    --------
Common Stock    Edward F. Crawford                                   2,904,000(1)         26.5%
                26650 Lakeland Boulevard
                Cleveland, Ohio 44132
Common Stock    Pioneering Management Corporation                    1,095,000(2)         10.0%
                60 State Street
                Boston, Massachusetts 02109
Common Stock    Kennedy Capital Management                             703,228(3)          6.2%
                10829 Olive Boulevard
                St. Louis, Missouri 63141
Common Stock    Dimensional Fund Advisors                              658,161(4)          6.0%
                1299 Ocean Avenue
                Santa Monica, California 90401

---------------

(1) Information is as of March 31, 1997. The total includes 2,109,500 shares over which Mr. Crawford has sole voting and investment power, 22,500 shares owned by L'Accent De Provence of which Mr. Crawford is President and owner of 25% of its capital stock and over which Mr. Crawford shares voting and investment power, 9,500 shares owned by Mr. Crawford's wife as to which Mr. Crawford disclaims beneficial ownership, 200,000 shares subject to stock options currently exercisable, and 562,500 shares held by The Huntington Trust Company NA over which Mr. Crawford has sole voting power.

(2) Based on information set forth on Amendment No. 2 to Schedule 13G dated January 23, 1997. Pioneering Management Corporation reported sole voting power over the 1,095,000 shares beneficially owned as of December 31, 1996, sole investment power over 10,000 shares, and shared investment power over 1,085,000 shares.

(3) Based on information set forth on Schedule 13G dated February 10, 1997. Included in the 703,228 shares beneficially owned as of December 31, 1996 are 415,528 shares which Kennedy Capital Management reports it has the right to acquire. Kennedy Capital Management reported sole voting and investment power over all the shares.

(4) Based on information set forth on Schedule 13G dated February 5, 1997. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported beneficial ownership of 658,161 shares of Park-Ohio Industries stock as of December 31, 1996, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional reported sole voting and investment power with respect to all of such shares, but disclaims beneficial ownership of all such shares.

              CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     During 1996, the Board held four meetings, the Audit Committee held two meetings, the Compensation and Stock Option Committee (the "Compensation Committee") held two meetings and the Executive Committee held one meeting. During 1996, each of the directors attended at least 75% of the meetings of the Board and of any committee on which he served, except for Mr. Wert. During 1996, the Audit Committee consisted of Messrs. Hatch, McGinty and Sheetz. In addition to its functions set forth herein under the caption "APPOINTMENT OF INDEPENDENT AUDITORS," the Audit Committee reviews the adequacy of the Company's internal accounting controls and auditing procedures. During 1996, the Compensation Committee consisted of Messrs. Hatch, Selhorst and Wert. In addition to its functions set forth herein under "Stock Option Plan," the Compensation Committee recommends the compensation arrangements for the Company's officers. The Executive Committee consists of Messrs. Crawford, McGinty and Wert. The Executive Committee is empowered to exercise the powers of the Board between meetings of the Board. While there is no standing Nominating Committee, the Board selects nominees for election as directors and considers the performance of directors in determining whether to nominate them for re-election.

     During 1996, each director, except Mr. Crawford and Mr. Murray, received a non-statutory stock option to purchase 6,000 shares of Common Stock, The option grants were made in accordance with the Company's 1996 Non-employee Director Stock Option Plan approved by the shareholders at the 1996 Annual Meeting. Prior to the approval of the Non-employee Director Stock Option Plan, the non-employee directors received $6,250 for the first quarter of 1996. Commencing with second quarter of 1996, directors ceased receiving annual cash retainers for service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Hatch, Selhorst and Wert served as members of the Compensation Committee of the Board during 1996. Messrs. Hatch, Selhorst and Wert are not current or former officers or employees of the Company.

     Mr. Wert was the Chief Investment Officer of KeyCorp, the parent of KeyBank ("Key"), until July 31, 1996. As of December 31, 1996, the Company was indebted to Key and four other banks in the amount of $58.5 million under a revolving credit and term loan. Key is also the trustee and investment advisor for the Company's Individual Account Retirement Plan and for two defined benefit plans covering certain hourly employees. The Company maintains checking accounts at Key, and Key is the registrar and transfer agent for the Company's Common Stock.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     The following table sets forth the respective amounts of compensation of the Chief Executive Officer and the other named executive officers of the Company for each of the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                    ANNUAL COMPENSATION            COMPENSATION
                             ---------------------------------     ------------
                                                                    SECURITIES
                                                                    UNDERLYING
          NAME AND                                                   OPTIONS/        ALL OTHER
     PRINCIPAL POSITION      YEAR(1)     SALARY($)    BONUS($)      SARS(#)(2)      COMPENSATION($)(3)
---------------------------- -------     --------     --------     ------------     ------------
Edward F. Crawford
  Chairman of the Board and
  Chief Executive Officer...   1996       225,000        2,000        500,000             164
                               1995       225,000            0              0             164
                               1994       225,000            0              0             181
John J. Murray
  President and
  Chief Operating Officer...   1996       250,000      100,000         23,000           4,725
                               1995       250,000       50,000        150,000           1,725
Felix J. Tarorick
  Vice President of
  Manufacturing.............   1996       150,000       25,000         10,000           3,164

James S. Walker
  Vice President and
  Chief Financial Officer...   1996       140,000       30,000         10,000           3,164
                               1995       140,000       20,000         10,000           3,464
                               1994       140,000       10,000          5,000           3,181
Ronald J. Cozean
  Secretary and
  General Counsel...........   1996       100,000       25,000          7,000           2,664
                               1995        90,000       20,000         10,000           1,464
                               1994        45,000            0         20,000              91

---------------

(1) Mr. Murray joined the Company as President and Chief Operating Officer of the Company on January 1, 1995. Mr. Cozean joined the Company as Secretary and General Counsel of the Company on July 1, 1994. Mr. Tarorick became an executive officer in 1996.

(2) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the years shown. No stock appreciation rights ("SARs") were granted to the named executives during the years shown.

(3) For the year ended December 31, 1996, all other compensation includes contributions made by the Company under the Company's Supplemental Defined Contribution Plan as follows: Mr. Murray $3,000, Mr. Tarorick $3,000, and Mr. Walker $3,000, and under the Company's Individual Account Retirement
    Plan: Mr. Cozean $2,500; and insurance premiums paid by the Company as follows: Mr. Crawford $164, Mr. Murray $1,725, Mr. Tarorick $164, Mr. Walker $164, and Mr. Cozean $164.

STOCK OPTIONS

     The Company has in effect an Amended and Restated 1992 Stock Option Plan (the "Plan") that permits the granting of "non-statutory stock options" and "incentive stock options." The Plan is administered by the Compensation Committee of the Board of Directors, which has authority to select officers and key employees to be participants and to determine the type and number of awards to be granted.

     The number of shares currently available for grant under the Plan shall not exceed 850,000, subject to certain adjustments. The option price for stock options granted under the Plan is fixed by the Compensation Committee, but in no event will it be less than the fair market value of the Common Stock on the date of grant. The Plan provides that the fair market value shall be the NASDAQ closing price on the trading day immediately preceding the date on which the option is granted. Options may be granted under the Plan at any time on or prior to February 18, 2002.

     At the 1996 Annual Meeting, the shareholders approved a one time grant to Mr. Crawford, Chairman and Chief Executive Officer, of a non-statutory stock option to purchase 500,000 shares of Common Stock.

     The following tables set forth information regarding stock option transactions with respect to the named executive officers during 1996.

                           OPTION/SAR GRANTS IN 1996

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------
                                               % OF
                               NUMBER OF      TOTAL
                               SECURITIES    OPTIONS/                                POTENTIAL REALIZABLE VALUE AT
                               UNDERLYING      SARS                                  ASSUMED ANNUAL RATES OF STOCK
                                OPTIONS/    GRANTED TO                               PRICE APPRECIATION FOR OPTION
                                  SARS      EMPLOYEES     EXERCISE OR                           TERM(3)
                               GRANTED(#)   IN FISCAL         BASE        EXPIRATION ------------------------------
            NAME                  (1)          YEAR      PRICE($/SH)(2)     DATE     0%($)     5%($)       10%($)
-----------------------------  ----------   ----------   --------------   ---------  -----   ---------   ----------
Ronald J. Cozean                   7,000        1.0%          13.625        2/22/06     0       59,991      152,028
Edward F. Crawford               500,000       74.8%          13.625        2/22/11     0    7,350,688   21,643,312
John J. Murray                    23,000        3.4%          13.625        2/22/06     0      197,113      499,520
Felix J. Tarorick                 10,000        1.5%          13.625        2/22/06     0       85,701      217,183
James S. Walker                   10,000        1.5%          13.625        2/22/06     0       85,701      217,183

---------------

(1) Options become exercisable to the extent of 33 1/3% of the subject shares after one year from the date of grant, 66 2/3% after two years from the date of grant, and 100% after three years from the date of grant, except Mr. Crawford's which vest over a five year period in 20% increments.

(2) Represents the NASDAQ closing price on the day prior to grant.

(3) The assumed rates of appreciation are not intended to represent either past or future appreciation rates with respect to the Company's Common Stock. The rates are prescribed in the applicable Commission rules for use by all companies for the purpose of this table.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                    AND DECEMBER 31, 1996 OPTION/SAR VALUES

                                                                                       VALUE OF
                                                                 NUMBER OF            UNEXERCISED
                                                                UNEXERCISED          IN-THE-MONEY
                                                              OPTIONS/SARS AT       OPTIONS/SARS AT
                                   SHARES                    DECEMBER 31, 1996     DECEMBER 31, 1996
                                ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
            NAME                  EXERCISE      REALIZED       UNEXERCISABLE       UNEXERCISABLE(1)
----------------------------    ------------    ---------    -----------------     -----------------
Ronald J. Cozean                    None           N/A         16,666/ 20,334      $ 7,500/$ 15,000
Edward F. Crawford                  None           N/A        100,000/500,000      $775,000/$      0
John J. Murray                      None           N/A         50,000/123,000      $112,500/$225,000
Felix J. Tarorick                   None           N/A         46,666/ 18,334      $257,500/$ 15,000
James S. Walker                     None           N/A         46,666/ 18,334      $257,500/$ 15,000

---------------

(1) The "Value of Unexercised In-the-Money Options/SARs at December 31, 1996" was calculated by determining the difference between the fair market value of the underlying Common Stock at December 31, 1996 (the NASDAQ closing price of the Company's Common Stock on December 31, 1996 was $12.875) and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     Mr. Crawford, Chairman and Chief Executive Officer, Mr. Murray, President and Chief Operating Officer, Mr. Tarorick, Vice President of Manufacturing, Mr. Walker, Chief Financial Officer and Mr. Cozean, Secretary and General Counsel, are the named executive officers of the Company. Messrs. Crawford, Murray, Tarorick, Walker and Cozean receive an annual salary and are eligible to receive stock options under the Company's Amended and Restated 1992 Stock Option Plan. The Stock Option Plan is administered by the Compensation and Stock Option Committee of the Board ("Committee") which is empowered to grant options to purchase Common Stock of the Company to officers and key employees of the Company and its subsidiaries. The Committee believes stock options are an effective incentive which links compensation to shareholder return.

     Mr. Crawford's compensation was governed by the terms of an employment agreement which expired on June 17, 1995. The employment agreement provided for Mr. Crawford to receive an annual salary of $250,000. Consistent with the Company's rigorous cost-cutting program, Mr. Crawford voluntarily reduced his annual salary to $225,000 in 1993. In connection with the expiration of the Employment Agreement, the Committee retained the services of Ernst & Young LLP to review Mr. Crawford's compensation. Ernst & Young advised the Committee that Mr. Crawford's current annual salary is significantly below that of chief executive officers of companies similar in size to the Company. Mr. Crawford's salary for 1996 remained at $225,000.

     The Committee approved, subject to shareholder approval, the grant to Mr. Crawford of a non-statutory stock option to purchase 500,000 shares of Common Stock. The Committee chose to grant an option to Mr. Crawford rather than increase cash compensation because the Committee determined that, in an entrepreneurial company, it is appropriate to place a large portion of the CEO's compensation at risk. Thus, unless the share price increases from the date of grant, Mr. Crawford will receive no value from the option grant. The shareholders approved the option grant at the 1996 Annual Meeting.

     Mr. Murray's compensation is governed by the terms of an Employment Agreement effective January 1, 1995. The Employment Agreement provides for an annual salary of $250,000 and other benefits generally provided to executive officers. Mr. Murray received a bonus of $100,000 and 23,000 stock options during 1996.

     Mr. Tarorick's compensation for 1996 principally consisted of an annual salary of $150,000, a bonus of $25,000, and 10,000 stock options. Mr. Tarorick received his bonus, prior to becoming an executive officer, based on the performance of RB&W Manufacturing. Mr. Walker's compensation for 1996 principally consisted of an annual salary of $140,000, which is identical to his salary for 1995, a bonus of $30,000, and 10,000 stock options. Mr. Cozean's compensation for 1996 principally consisted of an annual salary of $100,000, a bonus of $25,000, and 7,000 stock options.

     Mr. Crawford, based on his review of the performance of Mr. Murray, Mr. Tarorick, Mr. Walker and Mr. Cozean, recommended that they receive stock options in accordance with the Company's Amended and Restated 1992 Stock Option Plan. Mr. Crawford recommended bonuses for Messrs. Cozean, Murray and Walker particularly for their efforts in connection with the sale of Bennett Industries, Inc. The Committee accepted Mr. Crawford's recommendations and granted the bonuses and options. The Committee granted Mr. Crawford a $2,000 bonus for his efforts related to the sale of Bennett.

     During 1996, the members of the Committee were:

                                          Lewis E. Hatch, Jr.
                                          Lawrence O. Selhorst
                                          James W. Wert, Chairman

PERFORMANCE COMPARISONS

     The chart set forth below compares the cumulative total shareholder return of the Company for the five years ended December 31, 1996 to (a) the Total Return Index for the NASDAQ Stock Market (U.S. Companies), and (b) a group of peer companies selected by the Company on the basis of similar business lines and comparable market capitalization, number of employees, and total sales. In all cases shown, the chart assumes the investment of $100 on December 31, 1991 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              PARK-OHIO, NASDAQ STOCK MARKET (U.S. COMPANIES) AND
                           SELF-DETERMINED PEER GROUP

                                                           NASDAQ Stock
        Measurement Period                                 Market (U.S.       Self-Determined
      (Fiscal Year Covered)              Park Ohio         Companies)(1)      Peer Group (2)
1991                                               100                 100                 100
1992                                               167                 116                 145
1993                                               429                 134                 142
1994                                               429                 131                 129
1995                                               538                 185                 183
1996                                               429                 227                 264

---------------

(1) The index is issued by the University of Chicago Graduate School of Business, Center for Research in Security Prices.

(2) This peer group is comprised of Arden Industrial Products, Inc., Gehl Company, Walbro Corporation, Essef Corporation, Ameriwood Industries International Corporation, and Wyman Gordon Corporation. Companies were chosen based on similarity of Standard Industrial Classification codes and a combination of comparable market capitalization, number of employees, and total sales. The returns of each issuer have been weighted according to the respective company's stock market capitalization. Market capitalization is determined by price times shares outstanding at the close of the previous day. ABS Industries, Inc. was removed from the peer group because information is no longer available.

                     INFORMATION CONCERNING EXECUTIVE OFFICERS

    EXECUTIVE AGREEMENTS

     The Company entered into an employment agreement effective January 1, 1995 (the "Employment Agreement") with Mr. Murray in connection with Mr. Murray's joining the Company as President and Chief Operating Officer. Pursuant to the Employment Agreement, Mr. Murray is to be employed as President and Chief Operating Officer of the Company at a rate of $250,000 per year of employment, subject to discretionary increases by the Board. Mr. Murray is also entitled to all benefits generally provided to Company executive officers. Mr. Murray was granted a non-statutory stock option to purchase 150,000 shares of Common Stock. The option will terminate on March 21, 2005, or the cessation of Mr. Murray's employment with the Company, subject to provisions allowing for the conditional exercise of the option upon such cessation of employment. In the event of a "Change in Control of the Company," as defined in the option agreement, the option will become exercisable in full (whether or not exercisable at such time), and will remain exercisable until it expires pursuant to its terms.

     Mr. Murray's employment can be terminated under the Employment Agreement for death, incapacitating disability for at least six months, or for certain specific causes. In the event of termination for cause or by death, Mr. Murray shall receive only compensation earned and benefits accrued to the date of termination, and no severance pay. In the event of voluntary resignation, Mr. Murray shall receive a half of a year's salary as severance pay. In the event of termination without cause or for disability, Mr. Murray shall receive severance pay in the amount of one year's salary.

     Mr. Murray agreed that during the term of his employment and at all times thereafter, he will in no manner disclose any confidential information relating to the Company or any of its affiliates or shareholders except as directed by the Company. Mr. Murray also agreed to refrain for the term of his employment and for one year thereafter, from certain acts of competition or solicitation.

RELATED TRANSACTIONS

     General Aluminum Mfg. Company ("GAMCO"), a wholly-owned subsidiary of the Company, leases space in two buildings in Conneaut, Ohio. GAMCO is leasing 70,000 square feet of a facility owned by Mr. Crawford at a monthly rent of $9,000 and is leasing a facility owned by Mrs. Crawford, consisting of 50,000 square feet, at a monthly rent of $3,000.

     The Ajax Manufacturing Company, a wholly-owned subsidiary of the Company, leases a facility in Euclid, Ohio at an annual rent of $250,000. The facility is owned by a corporation whose shareholders are Mr. Crawford and his son, Matthew Crawford. The Board of Directors received an opinion from a Cleveland real estate company concerning the fairness of the terms of the lease.

     GAMCO has agreed to lease an additional 91,376 square feet of space to be built as an attachment to the building currently being leased from Mr. Crawford. The annual rent will be approximately $322,000. Matthew Crawford is the owner of the company which is going to own the expanded space. The Board of Directors approved the transaction after receiving an opinion from a Cleveland real estate company concerning the fairness of the terms of the lease.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, Ernst & Young LLP has been appointed as the independent auditors for the Company for the year 1997.

     The appointment of independent auditors is approved annually by the Board and subsequently submitted to the shareholders for ratification. The decision by the Board is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated fees for the audit of the 1996 financial statements.

     Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate shareholders' questions.

     The favorable vote of a majority of the shares voting on this proposal is required for ratification of this appointment. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice "Against" or "Abstain" is specified.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1998 annual meeting and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing the submission of such proposals, deliver the proposal to the Company for consideration not later than December 17, 1997.

                                 ANNUAL REPORT

     The integrated Annual Report and Form 10-K of the Company for the year ended December 31, 1996 is being mailed to each shareholder of record with this Proxy Statement. Additional copies may be obtained from the undersigned.

                                            PARK-OHIO INDUSTRIES, INC.

                                            RONALD J. COZEAN
                                              Secretary and General Counsel
April 16, 1997

Common Stock                 PARK-OHIO INDUSTRIES, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 P   Lewis E. Hatch, Jr. and Lawrence O. Selhorst or either of them, are hereby
 R   authorized, with full power of substitution, to represent and vote the
 O   Common Stock of the undersigned at the annual meeting of shareholders of
 X   Park-Ohio Industries, Inc. (the "Company") to be held at Euclid High
 Y School's Little Theatre, 711 East 222nd Street, Euclid, Ohio, on May 22, 1997, and any and all adjournments, postponements or continuations thereof.

          IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS PURSUANT TO THE PROXY STATEMENT AND FOR THE OTHER PROPOSALS INDICATED. IN THE EVENT OF CUMULATIVE VOTING FOR DIRECTORS, UNLESS OTHERWISE INDICATED BY THE UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED WILL GIVE THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE SUCH NOMINEES AS THE PROXYHOLDERS DETERMINE.

     Election of Directors, Nominees:
     Edward F. Crawford, John J. Murray, James W. Wert

                                                  (change of address)


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------
                                  DETACH CARD

[X]   PLEASE MARK YOUR                                       SHARES IN YOUR NAME
      VOTES AS IN THIS
      EXAMPLE.

                   FOR   WITHHELD                                                                          FOR   AGAINST   ABSTAIN
1. Election of     [ ]     [ ]       Director Nominees:           2. Ratification of appointment of        [ ]     [ ]       [ ]
   Directors                         Edward F. Crawford,             Ernst & Young as independent
   (see reverse)                     John J. Murray,                 auditors.
                                     James W. Wert
                                                                  3. The Proxies are authorized, in their discretion, to vote
   For, except vote withheld from the                                upon such other business as may properly come before the
   following nominee(s):                                             meeting or any adjournment, postponement or continuation
                                                                     thereof.
   ----------------------------------

             Change  [ ]
               of
            Address
                               IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED.
             Attend  [ ]
            Meeting

SIGNATURE(S) ___________________________________________________  DATE _________

SIGNATURE(S) ___________________________________________________  DATE _________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                                  DETACH CARD

Common Stock                 PARK-OHIO INDUSTRIES, INC.

                    CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON
                           BEHALF OF THE BOARD OF DIRECTORS

V    To Key Trust Company of Ohio, N.A., Trustee of the Individual Account
O    Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries (the
T    "Plan"): The undersigned, a participant in the Plan, hereby directs the
I    Trustee to vote in person or by proxy (a) all common shares of Park-Ohio
N    Industries, Inc. credited to the undersigned's account under the Plan on
G the record date ("allocated shares"); and (b) the proportionate number of common shares of Park-Ohio Industries, Inc. allocated to the accounts of
I    other participants in the Plan, but for which the Trustee does not receive
N    valid voting instructions ("non-directed shares") and as to which the
S    undersigned is entitled to direct the voting in accordance with the Plan
T    provisions. Under the Plan, shares allocated to the accounts of
R    participants for which the Trustee does not receive timely directions in
U    the form of a signed voting instruction card are voted by the Trustee as
C    directed by the participants who timely tender a signed voting instruction
T    card. By completing this Confidential Voting Instruction Card and returning
I    it to the Trustee, you are authorizing the Trustee to vote allocated shares
O    and a proportionate amount of the non-directed shares held in the Plan. The
N    number of non-directed shares for which you may instruct the Trustee to
S vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non- directed shares differently from the allocated shares may do so by requesting a separate voting instruction card from the Trustee at
     (216) 689-3685.

     If this Confidential Voting Instruction Card is properly executed and returned, shares represented hereby will be voted in the manner specified by the participant.

     Election of Directors, Nominees:
     Edward F. Crawford, John J. Murray, James W. Wert

                                                  (change of address)


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------
                                  DETACH CARD

[X]   PLEASE MARK YOUR                                       SHARES HELD FOR YOU
      VOTES AS IN THIS
      EXAMPLE.

                   FOR   WITHHELD                                                                          FOR   AGAINST   ABSTAIN
1. Election of     [ ]     [ ]       Director Nominees:           2. Ratification of appointment of        [ ]     [ ]       [ ]
   Directors                         Edward F. Crawford,             Ernst & Young as independent
   (see reverse)                     John J. Murray,                 auditors.
                                     James W. Wert
                                                                  3. The Proxies are authorized, in their discretion, to vote
   For, except vote withheld from the                                upon such other business as may properly come before the
   following nominee(s):                                             meeting or any adjournment, postponement or continuation
                                                                     thereof.
   ----------------------------------

                               IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED.

             Change  [ ]
               of
            Address

             Attend  [ ]
            Meeting

SIGNATURE ______________________________________________________  DATE _________

--------------------------------------------------------------------------------
                                  DETACH CARD

Common Stock                 PARK-OHIO INDUSTRIES, INC.

                   CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON
                          BEHALF OF THE BOARD OF DIRECTORS

V    Elizabeth A. Boris, Ronald J. Cozean, and James S. Walker, or any of them,
O    Trustees of RB&W Corporation Employee Stock Ownership Plan (the "Plan"),
T    are hereby authorized, with full power of substitution, to represent and
I    vote the Common Stock of the undersigned Plan Participant at the annual
N    meeting of shareholders of Park-Ohio Industries, Inc. (the "Company") to be
G held at Euclid High School's Little Theatre, 711 East 222nd Street, Euclid, Ohio, on May 22, 1997, and any and all adjournments, postponements or
I    continuations thereof.
N
S    IF THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS PROPERLY EXECUTED AND
T    RETURNED, SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER SPECIFIED
R    BY THE PLAN PARTICIPANT. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED
U    FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS PURSUANT TO THE
C    PROXY STATEMENT AND FOR THE OTHER PROPOSALS INDICATED. IN THE EVENT OF
T    CUMULATIVE VOTING FOR DIRECTORS, UNLESS OTHERWISE INDICATED BY THE
I    UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED WILL GIVE THE TRUSTEES
O    DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS
N    ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE SUCH NOMINEES AS
S    THE TRUSTEES DETERMINE.

     Election of Directors, Nominees:
     Edward F. Crawford, John J. Murray, James W. Wert

                                                  (change of address)


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------
                                  DETACH CARD

[X]   PLEASE MARK YOUR                                       SHARES HELD FOR YOU
      VOTES AS IN THIS
      EXAMPLE.

                   FOR   WITHHELD                                                                          FOR   AGAINST   ABSTAIN
1. Election of     [ ]     [ ]       Director Nominees:           2. Ratification of appointment of        [ ]     [ ]       [ ]
   Directors                         Edward F. Crawford,             Ernst & Young as independent
   (see reverse)                     John J. Murray,                 auditors.
                                     James W. Wert
                                                                  3. The Proxies are authorized, in their discretion, to vote
   For, except vote withheld from the                                upon such other business as may properly come before the
   following nominee(s):                                             meeting or any adjournment, postponement or continuation
                                                                     thereof.
   ----------------------------------

                               IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED.

             Change  [ ]
               of
            Address

             Attend  [ ]
            Meeting

SIGNATURE ______________________________________________________  DATE _________

--------------------------------------------------------------------------------
                                  DETACH CARD